EX-99.B-77Q1(a)

SUB-ITEM 77Q1(a): Material amendments to the registrant’s charter or by-laws.

IVY VARIABLE INSURANCE PORTFOLIOS

Supplement dated July 14, 2017 to the

Ivy Variable Insurance Portfolios Prospectus

dated April 28, 2017

The following replaces the “Portfolio Manager” section for Ivy VIP Balanced:

Portfolio Managers

Matthew A. Hekman, Vice President of IICO, has managed the Portfolio since August 2014, and Rick Perry, Senior Vice President of IICO, has managed the Portfolio since July 2017.

The following replaces the first sentence of the first paragraph of the “The Management of the Portfolios — Portfolio Management — Ivy VIP Balanced” section:

Ivy VIP Balanced: Matthew A. Hekman and Rick Perry are primarily responsible for the day-to-day portfolio management of Ivy VIP Balanced. Mr. Hekman has held his Portfolio responsibilities since August 2014.

The following is inserted as a new paragraph immediately following the first paragraph of the “The Management of the Portfolios — Portfolio Management — Ivy VIP Balanced” section:

Mr. Perry has held his responsibilities for Ivy VIP Balanced since July 2017. He is Senior Vice President of IICO and WRIMCO, Vice President of the Trust and Vice President of and portfolio manager for other investment companies for which IICO or WRIMCO serve as investment manager. Mr. Perry joined WRIMCO in October 2015 as a portfolio manager. Prior to joining WRIMCO, he had served as head of investment grade credit for Aegon USA Investment Management since 2006 and had previously served as a portfolio manager with Aegon since 2001. Mr. Perry graduated from Central College in 1989 with a BA in Accounting and in Business Management and earned an MBA with a concentration in Investments from the University of Iowa in 1992. Mr. Perry is a Chartered Financial Analyst and a Certified Public Accountant.

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IVY VARIABLE INSURANCE PORTFOLIOS

Supplement dated July 14, 2017 to the

Ivy Variable Insurance Portfolios Statement of Additional Information

dated April 28, 2017

The following is inserted immediately preceding the “Portfolio Managers — Portfolio Managers employed by IICO — Conflicts of Interest” section on page 81 and replaces the current information for Rick Perry on page 79.

The following table provides information relating to Mr. Perry as of June 30, 2017:

Rick Perry—Ivy VIP Balanced*

Ivy VIP Bond

	Registered Investment Companies	Other Pooled Investment Vehicles	Other Accounts
Number of Accounts Managed**	4	0	0
Number of Accounts Managed with Performance-Based Advisory Fees	0	0	0
Assets Managed (in millions)**	$1,938.9	$0	$0
Assets Managed with Performance-Based Advisory Fees (in millions)	$0	$0	$0

*	Mr. Perry assumed co-investment management responsibilities for Ivy VIP Balanced effective July 1, 2017.
**	This data does not include Ivy VIP Balanced, since Mr. Perry was not the portfolio manager of Ivy VIP Balanced on June 30, 2017.

The following is inserted immediately following the “Portfolio Managers — Portfolio Managers employed by IICO — Ownership of Securities” tables on page 84 and replaces the current information for Rick Perry on page 83.

As of June 30, 2017, the dollar range of shares beneficially owned by Mr. Perry was:

	Portfolio Managed in Ivy Variable Insurance Portfolios	Dollar Range of Shares Owned* in Portfolio Managed	Dollar Range of Shares Owned in Similarly Managed Funds within the Fund Complex	Dollar Range of Shares Owned in Funds in the Fund Complex
Rick Perry**	Ivy VIP Balanced	$0	$50,001 to $100,000	$50,001 to $100,000
	Ivy VIP Bond	$0	$0

*	The Portfolios’ shares are available for purchase only by Participating Insurance Companies and are indirectly owned by investors in the Policies for which the Portfolios serve as underlying investment vehicles.
**	Mr. Perry assumed co-investment management responsibilities for Ivy VIP Balanced effective July 1, 2017.

The following is inserted immediately preceding the “Portfolio Managers – Portfolio Managers employed by Advantus Capital” section on page 86.

As of June 30, 2017, the dollar range of shares of the Portfolios deemed owned by Mr. Perry was:

Manager	Portfolio Managed in Ivy Variable Insurance Portfolios	Dollar Range of Shares Deemed Owned* in Portfolio or Similarly Managed Style[1]	Dollar Range of Shares Deemed Owned in Fund Complex
Rick Perry[2]	Ivy VIP Balanced	$0	$50,001 to $100,000
	Ivy VIP Bond	$50,001 to $100,000

*	The Portfolios’ shares are available for purchase only by Participating Insurance Companies and are indirectly owned by investors in the Policies for which the Portfolios serve as underlying investment vehicles.
[1]	Shares deemed owned in Portfolio or similarly managed style within the Fund Complex which is managed by the Manager.
[2]	Mr. Perry assumed co-investment management responsibilities for Ivy VIP Balanced effective July 1, 2017.

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IVY VARIABLE INSURANCE PORTFOLIOS

Supplement dated August 10, 2017 to the

Ivy Variable Insurance Portfolios Prospectus

dated April 28, 2017

as supplemented July 14, 2017

The following replaces the “Portfolio Manager” section for Ivy VIP Small Cap Core:

Portfolio Managers

Kenneth G. Gau, Senior Vice President of IICO, has managed the Portfolio since August 2014, and Scott R. Sullivan, Vice President of IICO, has managed the Portfolio since August 2017.

The following replaces the first two sentences of the sole paragraph of the “The Management of the Portfolios — Portfolio Management — Ivy VIP Small Cap Core” section:

Kenneth G. Gau and Scott R. Sullivan are primarily responsible for the day-to-day portfolio management of Ivy VIP Small Cap Core. Mr. Gau has held his Portfolio responsibilities since August 2014. He is Senior Vice President of IICO and WRIMCO, Vice President of the Trust, and Vice President of and portfolio manager for another investment company for which IICO serves as investment manager.

The following is inserted as a new paragraph immediately following the sole paragraph of the “The Management of the Portfolios — Portfolio Management — Ivy VIP Small Cap Core” section:

Mr. Sullivan has held his Portfolio responsibilities since August 2017. He is Vice President of IICO, Vice President of the Trust, and Vice President of and portfolio manager for another investment company for which IICO serves as investment manager. Mr. Sullivan joined Waddell & Reed in 2007 as an equity investment analyst. He has served as Assistant Vice President and assistant portfolio manager for other investment companies managed by IICO since 2014. He earned a BA in Economics from Tufts University, and holds an MBA with an emphasis in Applied Security Analysis from the University of Wisconsin-Madison.

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IVY VARIABLE INSURANCE PORTFOLIOS

Supplement dated December 8, 2017 to the

Ivy Variable Insurance Portfolios Prospectus

dated April 28, 2017

as supplemented July 14, 2017 and August 10, 2017

The following replaces the second paragraph of the “Portfolio Managers” sections for Ivy VIP Pathfinder Moderate — Managed Volatility, Ivy VIP Pathfinder Moderately Aggressive — Managed Volatility and Ivy VIP Pathfinder Moderately Conservative — Managed Volatility:

Merlin Erickson, Vice President and Portfolio Manager of Advantus Capital, and Jeremy Gogos, Portfolio Manager of Advantus Capital, have managed the volatility management strategy of the Portfolio since December 2017, and Craig M. Stapleton, Vice President and Portfolio Manager of Advantus Capital, has managed the volatility management strategy of the Portfolio since its inception in July 2013.

The following paragraphs replace the fourth paragraph of the “The Management of the Portfolios — Portfolio Management — Ivy VIP Pathfinder Moderate — Managed Volatility, Ivy VIP Pathfinder Moderately Aggressive — Managed Volatility and Ivy VIP Pathfinder Moderately Conservative — Managed Volatility” section:

Merlin Erickson, Jeremy Gogos and Craig M. Stapleton are primarily responsible for the day-to-day portfolio management of the volatility management strategy for each of the Managed Volatility Portfolios and Mr. Erickson has held these responsibilities since December 2017. He has served as Vice President and Portfolio Manager of Advantus Capital since December 2017, and formerly served as Vice President and Senior Quantitative Analyst of Advantus Capital since November 2007. Mr. Erickson earned an MBA in Finance from Seattle University and a BS in Mathematics from Central Washington University.

Dr. Gogos has held his responsibilities for the Managed Volatility Portfolios since December 2017. He has served as Portfolio Manager of Advantus Capital since December 2017, and formerly served as Associate Portfolio Manager of Advantus Capital since June 2017 and Quantitative Research Analyst from May 2013 to June 2017. Dr. Gogos earned his PhD in Physics from the University of Minnesota and a BS in Physics from the Worcester Polytechnic Institute. He is a Chartered Financial Analyst.

Mr. Stapleton has held his responsibilities for the Managed Volatility Portfolios since July 2013. He has served as Vice President and Portfolio Manager of Advantus Capital since December 2012, and formerly served as Portfolio Manager of Advantus Capital from June 2012 to November 2012, Associate Portfolio Manager from 2010 to May 2012 and Quantitative Research Analyst from 2005 to 2010. Mr. Stapleton earned an MBA in Finance from the University of Illinois and a BS in Computer Engineering from the University of Illinois.

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IVY VARIABLE INSURANCE PORTFOLIOS

Supplement dated December 8, 2017 to the

Ivy Variable Insurance Portfolios Statement of Additional Information

dated April 28, 2017

as supplemented July 14, 2017

Effective immediately, David M. Kuplic of Advantus Capital Management, Inc. will no longer serve as a co-portfolio manager of the Ivy VIP Pathfinder Managed Volatility Portfolios. Accordingly, all references and information related to Mr. Kuplic are deleted in their entirety.